                                                                     Exhibit 4.1

ATA Inc.
Matter            : 723600                                Issued to:
Type of Share     :
Certificate #     :                         Date of Record      :
# of Shares       :                         Transfer to cert. # :
Amount Paid       :                         # of Shares         :
Par Value         : US$0.01                 Transfer Date       :



                       INCORPORATED IN THE CAYMAN ISLANDS

                                    ATA INC.

This is to certify that            [name of shareholder]
                     of            [address]

is the registered shareholder of:

No. of Shares                    Type of Share                                                             Par Value

                                                                                                           US$0.01

Date of Record                   Certificate Number                                                        % Paid



The above shares are subject to the Memorandum and Articles of Association of the Company and transferrable in accordance therewith and the provisions appearing on the reverse hereof.
                                      GIVEN UNDER THE COMMON SEAL OF THE COMPANY


_____________________     Director     __________________     Director/Secretary